POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned
hereby constitutes and appoints Monica Underwood and
Steven J. Wagenheim, or either of them, the
undersigned's true and lawful attorneys-in-fact to:
(1)	execute for and on behalf of the
undersigned, in the undersigned's capacity
as an officer and/or director and/or 10%
beneficial owner of Granite City Food &
Brewery Ltd. (the "Company"), Forms 3, 4,
and 5 in accordance with Section 16(a) of
the Securities Exchange Act of 1934, as
amended, and the rules thereunder;
(2)	do and perform any and all acts for and on
behalf of the undersigned which may be
necessary or desirable to complete and
execute any such Form 3, 4, or 5 and timely
file such form with the United States
Securities and Exchange Commission and any
stock exchange or similar authority; and
(3)	take any other action of any type whatsoever
in connection with the foregoing which, in
the opinion of such attorneys-in-fact, may
be of benefit to, in the best interest of,
or legally required by, the undersigned, it
being understood that the documents executed
by such attorneys-in-fact on behalf of the
undersigned pursuant to this Power of
Attorney shall be in such form and shall
contain such terms and conditions as such
attorneys-in-fact may approve in such
attorneys-in-fact's discretion.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the
request of the undersigned, are not assuming, nor is
the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934, as amended.
This Power of Attorney shall remain in full force
and effect until the undersigned is no longer required
to file Forms 3, 4, and 5 with respect to the
undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused
this Power of Attorney to be executed this 26th day of
November, 2003.
/s/ Bruce H. Senkse
Bruce H. Senkse